Exhibit 10.1

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

By and Among

DELEK LOGISTICS PARTNERS, LP,

DELEK LOGISTICS GP, LLC,

DELEK LOGISTICS OPERATING, LLC,

DELEK CRUDE LOGISTICS, LLC,

DELEK US HOLDINGS, INC.,

DELEK MARKETING & SUPPLY, LLC,

DELEK MARKETING & SUPPLY LP,

LION OIL COMPANY

AND

DELEK LOGISTICS SERVICES COMPANY

Dated as of November [        ], 2012

CONTRIBUTION, CONVEYANCE AND ASSUMPTION

AGREEMENT

This Contribution, Conveyance and Assumption Agreement, dated as of November [        ], 2012 (this “Agreement”), is by and among Delek Logistics Partners, LP, a Delaware limited partnership (the “Partnership”), Delek Logistics GP, LLC, a Delaware limited liability company (the “General Partner”), Delek Logistics Operating, LLC, a Delaware limited liability company (“OLLC”), Delek Crude Logistics, LLC, a Texas limited liability company (“Crude Logistics”), Delek US Holdings, Inc., a Delaware corporation (“Delek US”), Delek Marketing & Supply, LLC, a Delaware limited liability company (“Marketing LLC”), Delek Marketing & Supply LP, a Delaware limited partnership (“Marketing LP”), Lion Oil Company, an Arkansas corporation (“Lion Oil”), and Delek Logistics Services Company, a Delaware corporation (“Services Company”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, the General Partner and Delek US have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.

WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	Delek US formed the General Partner under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and contributed $1,000 for all of the membership interests in the General Partner.

2.	The General Partner and Delek US formed the Partnership under the terms of the Delaware LP Act and contributed $20 and $980, respectively, in exchange for a 2.0% general partner interest and a 98.0% limited partner interest, respectively, in the Partnership.

3.	The Partnership formed OLLC under the terms of the Delaware LLC Act and contributed $1,000 for all of the membership interests in OLLC.

4.	Delek US formed Services Company under the terms of the Delaware General Corporation Law.

5.	El Dorado Pipeline Company, an Arkansas corporation, converted into a Delaware limited liability company (“El Dorado LLC”).

6.	Magnolia Pipeline Company, an Arkansas corporation, converted into a Delaware limited liability company (“Magnolia LLC”).

7.	Lion Oil Trading & Transportation, Inc., an Arkansas corporation, converted into a Texas limited liability company (“LOTT LLC”).

8.	LOTT LLC effected a multiple survivor merger in accordance with the provisions of the Texas Business Organizations Code pursuant to which (i) [SALA Gathering Systems LLC], a Texas limited liability company (“SALA Gathering LLC”), was formed and (ii) and the assets and liabilities of LOTT LLC were allocated between SALA Gathering LLC and LOTT LLC.

9.	Marketing LLC converted into a Delaware limited liability company.

10.	Delek US contributed its 100% membership interest in Paline Pipeline Company, LLC, a Texas limited liability company (“Paline LLC”), to the General Partner.

WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following transactions will occur at the times specified hereunder:

1.	Crude Logistics and Marketing LP will distribute their respective accounts receivable (“Accounts Receivable”) [from affiliates and third-parties] to Marketing LLC.

2.	The General Partner will contribute its 100% membership interest in Paline LLC to the Partnership in exchange for (A) [ ] general partner units representing a continuation of its 2.0% general partner interest in the Partnership (the “General Partner Units”), (B) all of the Incentive Distribution Rights of the Partnership and (C) the right to receive the General Partner Distribution.

3.	Lion Oil will contribute the Memphis Terminal and the Nashville Terminal and 100% of its interests in each of SALA Gathering LLC, El Dorado LLC and Magnolia LLC to the Partnership in exchange for (A) [ ] Subordinated Units representing an aggregate [ ]% limited partner interest in the Partnership and (B) [ ] Common Units representing an aggregate [ ]% limited partner interest in the Partnership.

4.	Marketing LLC will contribute 100% of its interest in each of Marketing LP and Delek Marketing GP, LLC, a Delaware limited liability company (“Marketing GP”), to the Partnership in exchange for (A) [ ] Subordinated Units representing an aggregate [ ]% limited partner interest in the Partnership, (B) [ ] Common Units representing an aggregate [ ]% limited partner interest in the Partnership; (C) the right to receive the Borrowed Funds Distribution; (D) the right to receive the Marketing Distribution and (D) the right to receive the Deferred Issuance and Distribution. The Partnership will receive its 100% interest in each of Marketing LP and Marketing GP subject to (i) the working capital accounts payable of Marketing LP and Marketing GP of $[ ] (the “Working Capital Borrowings”) and (ii) indebtedness of $[ ] under the Existing Credit Agreement (the “Existing Credit Agreement Debt”).

5.	The Partnership will issue [ ] Common Units representing an aggregate [ ]% limited partner interest in the Partnership to the public in exchange for the contribution by the public, through the Underwriters, to the Partnership of gross proceeds of $[ ].

6.	The Partnership will contribute the Memphis Terminal and the Nashville Terminal and 100% interests in each of SALA Gathering LLC, El Dorado LLC, Magnolia LLC, Paline LLC, Marketing LP and Marketing GP to OLLC.

7.	The Partnership will borrow the Borrowed Funds under the Credit Agreement, and Marketing LLC will guarantee such borrowings.

8.	The Partnership will distribute the Borrowed Funds to Marketing LLC (the “Borrowed Funds Distribution”), and Marketing LLC will loan the Borrowed Funds to Delek US and pledge the Note to the lenders under the Credit Agreement as security for its guarantee of such debt and agree to pledge any payment with respect to or proceeds from the sale of the Note in a cash collateralized account to secure its guarantee.

9.	The Partnership will use the proceeds from the Offering to (A) pay transaction expenses, estimated to be approximately $[ ] (excluding the underwriting discounts and the Structuring Fee); (B) pay the underwriting discounts; (C) pay the Structuring Fee to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc.; (D) distribute $[ ] to the General Partner (the “General Partner Distribution”) and $[ ] to Marketing LLC (the “Marketing Distribution”); (E) retire the Existing Credit Agreement Debt; and (E) replace the working capital lost in the distribution of Accounts Receivable to Marketing LLC.

10.	Delek US will contribute to Services Company, its 100% membership interest in the General Partner.

WHEREAS, the stockholders, members or partners of the Parties have taken all corporate, limited liability company action and partnership, as the case may be, required to approve the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Accounts Receivable” has the meaning assigned to such term in the recitals.

“Agreement” has the meaning assigned to such term in the preamble.

“Big Sandy” means Delek Marketing—Big Sandy, LLC, a Texas limited liability company.

“Borrowed Funds” has the meaning set forth in Section 2.8.

“Borrowed Funds Distribution” has the meaning set forth in the recitals.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” has the meaning assigned to such term in the Partnership Agreement.

“Credit Agreement” means the revolving credit agreement among the Partnership, OLLC, Marketing GP, Marketing LP, Crude Logistics, Big Sandy, Magnolia LLC, El Dorado LLC, SALA Gathering LLC, and Paline LLC, as co-borrowers, Fifth Third Bank, as administrative agent, and the lenders party thereto, substantially in the form filed as an exhibit to the Registration Statement.

“Crude Logistics” has the meaning assigned to such term in the preamble.

“Deferred Issuance and Distribution” has the meaning assigned to such term in the Partnership Agreement.

“Delaware LLC Act” has the meaning assigned to such term in the recitals.

“Delaware LP Act” has the meaning assigned to such term in the recitals.

“Delek US” has the meaning assigned to such term in the preamble.

“Effective Time” means immediately prior to the closing of the initial public offering pursuant to the Underwriting Agreement.

“El Dorado LLC” has the meaning assigned to such term in the recitals.

“Existing Credit Agreement” means the Amended and Restated Credit Agreement dated December 19, 2007 by and between Marketing LP and various financial institutions from time to time party to the agreement, as lenders, and Fifth Third Bank, as administrative agent and L/C issuer, as amended.

“Existing Credit Agreement Debt” has the meaning assigned to such term in the recitals.

“General Partner” has the meaning assigned to such term in the preamble.

“General Partner Distribution” has the meaning assigned to such term in the recitals.

“General Partner Units” has the meaning assigned to such term in the recitals.

“Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

“Lion Oil” has the meaning assigned to such term in the preamble.

“LOTT LLC” has the meaning assigned to such term in the recitals.

“Magnolia LLC” has the meaning assigned to such term in the recitals.

“Marketing Distribution” has the meaning assigned to such term in the recitals.

“Marketing GP” has the meaning assigned to such term in the recitals.

“Marketing LLC” has the meaning assigned to such term in the preamble.

“Marketing LP” has the meaning assigned to such term in the recitals.

“Memphis Terminal” means the light products terminal located in Memphis, Tennessee, currently owned by Lion Oil and used to support Lion Oil’s El Dorado, Arkansas refinery.

“Nashville Terminal” means the light products terminal located in Nashville, Tennessee, currently owned by Lion Oil and used to provide terminalling services to independent third parties and Delek US’s retail segment.

“Note” has the meaning assigned to such term in Section 2.9.

“Offering” means the initial public offering of the Partnership’s Common Units.

“OLLC” has the meaning assigned to such term in the preamble.

“Option Closing Date” has the meaning assigned to such term in the Partnership Agreement.

“Option Period” shall mean the period from the date hereof through [                    ], 2012.

“Over-Allotment Option” has the meaning assigned to such term in the Partnership Agreement.

“Paline LLC” has the meaning assigned to such term in the recitals.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Delek Logistics Partners, LP dated as of [                    ], 2012.

“Partnership” has the meaning assigned to such term in the preamble.

“Party” and “Parties” has the meaning assigned to such term in the preamble.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-182631), as amended and effective at the Effective Time.

“SALA Gathering LLC” has the meaning assigned to such term in the recitals.

“Services Company” has the meaning assigned to such term in the recitals.

“Structuring Fee” means a fee equal to [            ]% of the gross proceeds of the sale of Common Units pursuant to the Underwriting Agreement, including pursuant to any exercise of the Over-Allotment Option.

“Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

“Treasury Regulation” means the United States Treasury regulations promulgated under the Code.

“Underwriters” means those underwriters listed in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement between Merrill Lynch and Barclays Capital Inc., as representatives of the Underwriters, the General Partner, the Partnership, Delek US, Lion Oil and Marketing LLC dated as of [                    ], 2012.

“Working Capital Borrowings” has the meaning assigned to such term in the recitals.

ARTICLE II

CONTRIBUTION, ACKNOWLEDGEMENTS AND DISTRIBUTIONS

The following shall be completed immediately following the Effective Time in the order set forth herein:

Section 2.1 Conveyance by Crude Logistics of its Accounts Receivable to Marketing LLC. Crude Logistics hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Marketing LLC, its successors and its assigns, for its and their own use forever, all right, title and interest in and to its Accounts Receivable, and Marketing LLC hereby accepts such Accounts Receivable.

Section 2.2 Conveyance by Marketing LP of its Accounts Receivable to Marketing LLC. Marketing LP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Marketing LLC, its successors and its assigns, for its and their own use forever, all right, title and interest in and to its Accounts Receivable, and Marketing LLC hereby accepts such Accounts Receivable.

Section 2.3 Payment and Contribution of Cash by the Public Through the Underwriters. The Parties acknowledge that the Partnership is undertaking the Offering and the public, through the Underwriters will, pursuant to the Underwriting Agreement, agree to make a capital contribution to the Partnership of approximately $[            ] in cash ($[            ] net to the Partnership after the underwriting discount of $[            ] and the Structuring Fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc.) in exchange for the issuance and sale of [            ] Common Units representing an aggregate [            ]% limited partner interest in the Partnership.

Section 2.4 Contribution by the General Partner of its 100% Membership Interest in Paline LLC to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to its 100% membership interest in Paline LLC in exchange for (A) the General Partner Units, (B) the Incentive Distribution Rights and (C) the right to receive the General Partner Distribution, and the Partnership hereby accepts the 100% membership interest in Paline LLC.

Section 2.5 Contribution by Lion Oil of the Memphis Terminal and the Nashville Terminals and 100% membership interests in SALA Gathering LLC, El Dorado LLC and Magnolia LLC to the Partnership. Lion Oil hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the Memphis Terminal and Nashville Terminal and its 100% membership interest in each of SALA Gathering LLC, El Dorado LLC and Magnolia LLC, in exchange for (A) [            ] Subordinated Units representing an aggregate [            ]% limited partner interest in the Partnership and (B) [            ] Common Units representing an aggregate [            ]% limited partner interest in the Partnership, and the Partnership hereby accepts the Memphis Terminal and the Nashville Terminal and 100% membership interests in each of SALA Gathering LLC, El Dorado LLC and Magnolia LLC.

Section 2.6 Contribution by Marketing LLC of 100% of its interests in Marketing LP and Marketing GP to the Partnership. Marketing LLC hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to 100% of its interest in each of Marketing LP and Marketing GP, in exchange for (A) [            ] Subordinated Units representing an aggregate [            ]% limited partner interest in the Partnership, (B) [            ] Common Units representing an aggregate [            ]% limited partner interest in the Partnership, (C) the right to receive the Marketing Distribution, (D) the right to receive the Borrowed Funds Distribution and (E) the right to receive the Deferred Issuance and Distribution, and the Partnership hereby accepts a 100% interest in each of Marketing LP and Marketing GP. The Partnership acknowledges that its 100% interest in each of Marketing LP and Marketing LP shall be subject to the Working Capital Borrowings and the Existing Credit Agreement Debt.

Section 2.7 Contribution by the Partnership of the Memphis Terminal and Nashville Terminal and 100% interests in each of SALA Gathering LLC, El Dorado LLC, Magnolia LLC, Paline LLC, Marketing LP and Marketing GP to OLLC. The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLLC, its successors and its assigns, for its and their own use forever, the Memphis Terminal and Nashville Terminal and 100% interests in each of SALA Gathering LLC, El Dorado LLC, Magnolia LLC, Paline LLC, Marketing LP and Marketing GP, and OLLC hereby accepts the Memphis Terminal and Nashville Terminal and 100% interests in each of SALA Gathering LLC, El Dorado LLC, Magnolia LLC, Paline LLC, Marketing LP and Marketing GP.

Section 2.8 Incurrence of Indebtedness and Guarantee by Marketing LLC. The Parties acknowledge that (a) the Partnership (i) is incurring $[            ] million in indebtedness pursuant to its Credit Agreement (the “Borrowed Funds”) and (ii) Marketing LLC is guaranteeing the Borrowed Funds and pledging the Note as security for the guarantee.

Section 2.9 Uses of Borrowed Funds. The Partnership is distributing the Borrowed Funds to Marketing LLC. Marketing LLC is loaning the Borrowed Funds to Delek US and

Delek US is delivering to Marketing LLC a note evidencing the obligation (the “Note”). Marketing LLC is pledging the Note to the lenders under the Credit Agreement as security for its guarantee of the Borrowed Funds with an agreement to pledge any payments with respect to or proceeds from the sale of the Note in a cash collateralized account to secure such guarantee.

Section 2.10 Use of Equity Proceeds. The Parties acknowledge (a) the payment by the Partnership of transaction expenses in the amount of approximately $[                    ] (excluding the underwriting discounts and the Structuring Fee); (b) the distribution to the General Partner of the General Partner Distribution and to Marketing LLC of the Marketing Distribution; (c) the retirement of the Existing Credit Agreement Debt; and (d) the replacement of the working capital lost in the distribution of Accounts Receivable to Marketing LLC.

Section 2.11 Payment of the Structuring Fee. The Partnership agrees to pay Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc. the applicable Structuring Fee.

Section 2.12 Redemption of the General Partner’s and Delek US’s Initial Interests. For and in consideration of the payment by the Partnership of $20 to the General Partner and $980 to Delek US as a refund of their respective initial contribution to the Partnership, along with 2.0% and 98.0%, respectively, of any interest or profit that resulted from the investment or other use of such capital contribution, the Partnership hereby redeems all of the initial interests of the General Partner and Delek US.

ARTICLE III

ADDITIONAL TRANSACTIONS

Section 3.1 Contribution of General Partner to Services Company. Effective immediately after the transactions described in Article II, Delek US hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Services Company, its successors and its assigns, for its and their own use forever, all right, title and interest in and to its 100% membership interest in the General Partner, and Services Company hereby accepts a 100% membership interest in the General Partner.

Section 3.2 Purchase of Additional Common Units. If the Over-Allotment Option is exercised in whole or in part, the Underwriters will contribute additional cash to the Partnership in exchange for up to an additional [            ] Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement less the amount of underwriting discounts and applicable Structuring Fee, and the Partnership shall make a cash distribution to Delek US equal to the amount contributed by the Underwriters to the Partnership on each such Option Closing Date.

Section 3.3 Issuance of Additional Common Units. Upon the expiration of the Option Period, the Partnership will issue to Marketing LLC a number of additional Common Units that is equal to the excess, if any, of (x) [            ] over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to each exercise of the Over-Allotment Option.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (i) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (iii) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

EFFECTIVE TIME

Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article II of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article II of this Agreement shall be effective and operative in accordance with Article VII, without further action by any Party hereto.

ARTICLE VI

COVENANTS

Section 6.1 Debt Covenant.

The Parties intend that (i) the distribution of the Borrowed Funds to Marketing LLC shall qualify as a “debt-financed transfer” under Treasury Regulations Section 1.707-5(b), and (ii) Marketing LLC’s share of the Partnership’s liabilities under the Credit Agreement with respect to the Borrowed Funds under Sections 1.752-2 and 1.707-5(a)(2)(i) of the Treasury Regulations shall be the entire amount of the Partnership’s liabilities under the Credit Agreement with respect to the Borrowed Funds. For purposes of this Section 6.1, Treasury Regulation Section 1.707-3(c) shall be applied by substituting the phrase “three-year” for the phrase “two-year” in each place the latter phrase appears therein. The Parties agree to act at all times in a manner consistent with the foregoing provisions of this Section 6.1, except with the prior written consent of Marketing LLC. For a period of three (3) years, the Partnership will not make any payment that would reduce the outstanding balance of the Partnership’s liabilities under the Credit Agreement below the amount of the Borrowed Funds, other than with the proceeds of a successor debt that (i) qualifies as, and is treated by the Partnership as, a continuation of the debt repaid under Section 1.707-5(c) of the Treasury Regulations, and (ii) is treated as allocable entirely to Marketing LLC under the principles of the debt-financed transfer exception to the disguised sale rules provided in Section 1.707-5(b) of the Treasury Regulations.

Section 6.2 Net Worth of Marketing LLC.

Marketing LLC covenants and agrees that it will, for a period of three years, maintain a net value (as determined pursuant to the principles of Treasury Regulation Section 1.752-2(k)(2))

that is not less than the principal amount of the Partnership’s outstanding indebtedness immediately after the Effective Time that constitute recourse liabilities of Marketing LLC (within the meaning of Treasury Regulation Section 1.752-2), which amount will be reduced by principal payments by the Partnership on such indebtedness and which amount will not be increased by any new borrowings by the Partnership.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Order of Completion of Transactions. The transactions provided for in Article II of this Agreement shall be completed immediately following the Effective Time in the order set forth therein. Following the completion of the transactions provided for in Article II, the transactions provided for in Article III, if they occur, shall be completed.

Section 7.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 7.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 7.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 7.5 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 7.6 Choice of Law. This Agreement shall be subject to and governed by the laws of the Commonwealth of Pennsylvania. Each Party hereby submits to the jurisdiction of the state and federal courts in the Commonwealth of Pennsylvania and to venue in the state and federal courts in Allegheny County, Pennsylvania.

Section 7.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 7.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 7.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 7.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

DELEK LOGISTICS PARTNERS, LP

By:	Delek Logistics GP, LLC, its general partner

By:
Name: Title:

DELEK LOGISTICS GP, LLC

By:
Name: Title:

DELEK LOGISTICS OPERATING, LLC

By:
Name: Title:

DELEK CRUDE LOGISTICS, LLC

By:
Name: Title:

DELEK US HOLDINGS, INC.

By:
Name: Title:

Signature Page to Contribution, Conveyance and Assumption Agreement

LION OIL COMPANY

By:
Name: Title:

DELEK MARKETING & SUPPLY LLC

By:
Name: Title:

DELEK MARKETING & SUPPLY, LP

By:	Delek Marketing GP, LLC its general partner

By:
Name: Title:

DELEK LOGISTICS SERVICES COMPANY

By:
Name: Title:

Signature Page to Contribution, Conveyance and Assumption Agreement